Exhibit 99.1

NETSOL TECHNOLOGIES, INC. REPORTS FINANCIAL RESULTS FOR
THIRD QUARTER OF FISCAL 2004

     Company Reports 86 Percent Revenue Increase
Over Comparable Quarter And Near Breakeven EBITDA

Calabasas, CA – May 10, 2004 – NetSol Technologies, Inc. (NASDAQ:NTWK), a developer of proprietary software applications and provider of information technology services, today reported net revenues for its third fiscal quarter ended March 31, 2004, of approximately $1.7 million, an increase of 86 percent when compared to revenues of $914,259 for the same fiscal quarter of 2003. EBITDA (earnings before interest, taxes, depreciation and amortization) was ($1,399) for the quarter ended March 31, 2004 compared to an EBITDA of ($52,647) for the comparable quarter of 2003.

The company reported a loss from continuing operations for the third quarter ended March 31, 2004, of $403,550, or a loss per share of $0.05, versus a loss from continuing operations of $517,646, or a loss per share of $0.12, for the comparable quarter of fiscal 2003.

For the nine-month period ended March 31, 2004, the company recorded revenue of $3.9 million, an increase of 54.4 percent when compared to revenue of $2.5 million for the nine-month period ended March 31, 2003. EBITDA for the nine-month period ended March 31, 2004 was ($611,895), a significant improvement when compared to EBITDA of ($858,468) reported in the comparable nine-month period of 2003.

“Results in the nine-month period were in line with our expectations,“ commented NetSol Chairman and CFO Najeeb U. Ghauri. “We have signed several significant new contracts over the last nine months, and have completed acquisitions that not only expand our breadth and depth of services, but which should generate considerable revenues over the coming twelve months. Last quarter results, particularly the bottom line numbers, were the best results posted by the company to date and we are confident that this trend would lead us to profitability in a shortest possible time.”

NetSol reported a loss from continuing operations for the nine-month period ended March 31, 2004 of $1.8 million, or a loss per share of $0.22, versus a loss of $2.2 million, or a loss per share of $0.46 for the comparable period of fiscal 2003. For the nine-month period, the company reduced losses from continuing operations by 18.2 percent over the comparable 2003 period.

The company reported operating expenses of approximately $1.5 million for the third quarter ended March 31, 2004, versus operating expenses of $990,518 for the comparable quarter of 2003, an increase of 51.9 percent. Ghauri noted, “The rise is attributed to increased G&A expenses (general and administrative) due in part to annual corporate activities such as annual shareholder meetings and proxy administration, cost of new financing, hiring of new personnel in various subsidiaries and a debt write-off.”

The company has made significant improvements in key fundamentals of its balance sheet. For the period ended March 31, 2004, NetSol reported cash and cash equivalents of

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NETSOL TECHNOLOGIES, INC. REPORTS FINANCIAL RESULTS FOR THIRD QUARTER OF
FISCAL 2004

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approximately $1.3 million. The improvement in cash position is attributed to increased order flow, payments received from customers, new financing and consistent exercise of options and warrants by the employees and investors respectively. The net equity continues to show healthy improvement, with over $7.1 million reported in the third quarter ended March 2004. This is primarily due to consistent reduction of liabilities, conversion of some debts into equity, acquisition of new assets and improvement in the cash position of the company.

Third Quarter Highlights:
-	Signed LOI (letter of intent) to acquire Silicon Space
-	Five new customers for products and services
-	Solid revenue traction for first quarter of fiscal 2005.
-	Second contract with Capital Stream for expanded outsourcing services
-	Invitation to present at NASSCOM 2004, India’s most prestigious technology conference
-	New contract with International Republican Institute
-	NetSol President, Salim Ghauri, received National IT Pioneer of the Year Award
-	Launched wholly-owned subsidiary in Bangalore, India
-	Acquired Raabta Online, improving customer base and expanding ISP-related services
-	Entered into wireless broadband sector and launched new laser-based technology in Karachi, Pakistan

New Initiatives

-	Growing capability in Bangalore. India
-	Forming new alliances in BPO space
-	Launch of Treasury Solution in September 2004
-	CMM Level 4 by fiscal year end
-	New distributor channel agreements for LeaseSoft
-	Continuing Rollout of WIFI broadband solution
-	Exploring new inorganic growth opportunities.

“Our new acquisitions and partnerships have greatly expanded our service offering, and we anticipate an increase in revenue from our pending acquisition of Silicon Space as well,” said NetSol CEO Naeem Ghauri. “Our acquisition strategy has positioned NetSol for aggressive growth, while simultaneously providing a solid foundation for continuing to provide superior IT services and consulting to our clients, worldwide.”

About NetSol Technologies, Inc.
 NetSol Technologies is a leading end-to-end solution provider for the lease and finance industry. Headquartered in Calabasas, CA, NetSol Technologies, Inc. operates on a global basis with locations in the U.S., Europe, East Asia and Asia Pacific. NetSol helps its clients identify, evaluate and implement technology solutions to meet their most critical business challenges and maximize their bottom line. By utilizing its worldwide resources, NetSol has been delivering high-quality, cost-effective IT services ranging from consulting and application development to systems integration and outsourcing for years. NetSol’s commitment to quality is demonstrated by its achieving both ISO 9001 and SEI (Software Engineering Institute) CMM (Capability Maturity Model) Level 3 assessment. For more information, visit NetSol

Technologies’ web site at www.netsoltek.com

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NETSOL TECHNOLOGIES, INC. REPORTS FINANCIAL RESULTS FOR THIRD QUARTER
OF FISCAL 2004
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Statement of Operations for the three and nine months ended March 31, 2004 and 2003 (unaudited) is as follows:

	For the Three Months Ended March 31,		For the Nine Months Ended March 31,
	2004	2003	2004	2003
Net revenues	$1,700,774	$914,258	$3,881,731	$2,513,914
Cost of revenues	694,823	409,610	1,645,536	1,032,310
Gross profit	1,005,951	504,648	2,236,195	1,481,604

Operating expenses:
Selling and marketing	49,690	11,628	96,377	67,384
Depreciation and amortization	402,151	464,999	1,226,180	1,340,839
Settlement costs	22,500	-	122,500	-
Bad debt expense	59,821	-	153,327	167,733
Salaries and wages	408,840	194,963	1,003,289	688,741
Professional services, including non-cash
compensation	70,701	64,270	310,403	308,036
General and administrative	490,936	254,658	1,239,420	1,006,631
Total operating expenses	1,504,639	990,518	4,151,496	3,579,364
Loss from operations	(498,688)	(485,870)	(1,915,301)	(2,097,760)
Other income and (expenses)
Gain (Loss) on sale of assets	160	-	(33,759)	-
Beneficial conversion feature	(3,323)	-	(99,350)	-
Gain on forgiveness of debt	99,146	-	203,234	-
Other income and (expenses)	(71,894)	(31,776)	(157,286)	(101,547)
Minority interest in subsidiary	71,049	-	164,387	-
Loss from continuing operations	(403,550)	(517,646)	(1,838,075)	(2,199,307)
Gain from discontinuation of a subsidiary	-	-	-	478,075
Net loss	(403,550)	(517,646)	(1,838,075)	(1,721,232)
Other comprehensive (loss)/gain:
Translation adjustment	(53,590)	(10,715)	(160,797)	(267,622)
Comprehensive loss	$(457,140)	$(528,361)	$(1,998,872)	$(1,988,854)

Net loss per share - basic and diluted:
Continued operations	$(0.05)	$(0.12)	$(0.22)	$(0.46)
Discontinued operations	$-	$-	$-	$0.10
Net loss	$(0.05)	$(0.11)	$(0.22)	$(0.36)

Weighted average number
of shares outstanding - basic and diluted*	7,475,148	4,329,634	8,255,680	4,805,160

*The basic and diluted net loss per share has been retroactively restated to effecta5:1 reverse stock split on August 18, 2003

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NETSOL TECHNOLOGIES, INC. REPORTS FINANCIAL RESULTS FOR THIRD QUARTER OF
FISCAL 2004
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Securities Exchange Act of 1934

This release is comprised of inter-related information that must be interpreted in the context of all the information provided; accordingly, care should be exercised not to consider portions of this release out of context. This release is provided in compliance with Commission Regulation FD and contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21B of the Securities Exchange Act of 1934. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumption or future events or performance, are not statements of historical fact and may be “forward-looking statements”. Such statements reflect the current views of NetSol Technologies with respect to future events and are subject to certain assumptions, including those described in this release. Should one or more of the underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed or expected. NetSol Technologies does not intend to update these forward-looking statements prior to announcement of quarterly or annual results.

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